UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ralph S. Cunningham and Lee W. Marshall, Sr. resigned from the Board of Directors of Enterprise Products GP, LLC (“Enterprise GP”), the general partner of Enterprise Products Partners L.P. (“Enterprise”), on March 22, 2005. E. William Barnett was appointed as a new director of Enterprise GP on March 22, 2005.

The Board of Directors of Enterprise GP (the “Board”) has determined that Mr. Barnett meets the director independence requirements under the applicable rules and regulations of the Commission and under the New York Stock Exchange’s Audit Committee Additional Requirements. Mr. Barnett will serve as a member of the Board’s Audit and Conflicts Committee. Mr. Barnett will also serve as the Chairman of the Board’s Governance Committee.

Following the above changes, the directors of Enterprise GP are Dan L. Duncan, Chairman; O.S. Andras, Vice Chairman; Robert G. Phillips, Chief Executive Officer and President; W. Matt Ralls; Richard S. Snell, and Mr. Barnett. To continue the voting majority of independent directors, Enterprise GP expects to appoint a fourth independent director to its board by the end of the second quarter of 2005. Until such time that a fourth independent director is elected, Mr. Duncan will be a non-voting director and preserve the voting majority of the independent directors.

Mr. Ralls, who has served as a member of the Audit and Conflicts Committee will become Chairman of that committee and will continue to serve as a member of the Governance Committee, of which he was previously the Chairman. Mr. Snell will become a member of the Audit and Conflicts Committee and will continue to serve on the Governance Committee.

Mr. Barnett (age 72) practiced law with Baker Botts L.L.P. from 1958 until his retirement in 2004. In 1984, he became Managing Partner of Baker Botts L.L.P. and continued in that role for 14 years until 1998. He was Senior Counsel to the firm from 1998 until June 1, 2004 when he retired from the firm. Mr. Barnett is Chairman of the Board of Trustees of Rice University; a Life Trustee of The University of Texas Law School Foundation; a director of St. Luke’s Episcopal Health System; a director of the Center for Houston’s Future and a current director and former Chairman of the Board of Directors of the Houston Zoo, Inc. (the operating arm of the Houston Zoo). He is a director of Reliant Energy, Inc., a publicly-traded electric services company. He is also a director and former Chairman of the Greater Houston Partnership. He also served as a trustee of Baylor College of Medicine from 1993 until 2004.

During the year ended December 31, 2004, Baker Botts L.L.P. provided certain legal services to Enterprise at customary rates charged by such firm for such services and has continued, and will continue, to provide such legal services to Enterprise during 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC,

its General Partner

Date: March 23, 2005	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Vice President, Controller and
Principal Accounting Officer of
Enterprise Products GP, LLC

Signature Page